Exhibit 7.04



                               HOLDBACK AGREEMENT


         This Holdback Agreement (this "Agreement") is entered into as of November 16, 1995 by and among The Software Developer's Company Inc., a Delaware corporation ("SDC"), and the former shareholder of Internet Security Corporation, a Massachusetts corporation ("ISC"), Richard Kosinski ("Exchanging Stockholder").

                                    RECITALS

         A. SDC, ISC Acquisition Corp., a Massachusetts corporation and wholly owned subsidiary of SDC ("ISC Acquisition"), ISC and the Exchanging Stockholder are parties to an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which SDC will acquire ISC through a merger of ISC Acquisition with and into ISC (the "Merger") in which shares of SDC's common stock, $.01 par value per share ("Common Stock"), will be issued to the Exchanging Stockholder as set forth in the Merger Agreement.

         B. To induce SDC to effect the Merger, the Exchanging Stockholder has agreed that certain shares of Common Stock issued to him in the Merger will pledged to and held by SDC in order to provide a partial source of payment of the Exchanging Stockholder's indemnification obligations under the Merger Agreement.

                                    AGREEMENT

         In consideration of the foregoing premises and the mutual and dependent promises hereinafter set forth, the parties agree as follows:

1.       HOLDBACK

         The 46,583 shares of Common Stock to be issued to the Exchanging Stockholder under Section 2.4(b) of the Merger Agreement (together with any distributions accrued or made thereon and any other securities or property which may be issued in exchange for such shares in any merger or recapitalization or similar transaction involving SDC, the "Holdback Shares") are hereby pledged by the Exchanging Stockholder to, and shall be held by, SDC pursuant to this Agreement. The Exchanging Stockholder shall deliver to SDC at the time this Agreement is executed and delivered appropriate stock powers endorsed in blank and such other documentation as SDC may prescribe to carry out the purposes of this Agreement. So long as any Holdback Shares are held by SDC hereunder, SDC shall have, and the Exchanging Stockholder hereby grant, as of and from the date of this Agreement, a perfected, first-priority security interest in such Holdback Shares to secure payment of amounts payable by the Exchanging Stockholder in respect of indemnification claims under Article 9 of the Merger

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Agreement.  In connection therewith,  Exchanging Stockholder expressly agrees to execute and deliver such instruments as SDC may from time to time reasonably request for the purposes of evidencing and perfecting such security interest.

2.       ENTIRE AGREEMENT

         This Agreement, together with the Merger Agreement, contains the entire understanding and agreement of the parties hereto with respect to the transactions contemplated hereby and supersedes and may not be supplemented or varied by any prior oral or written understandings or agreements. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning hereof.

3.       TAXATION OF INTEREST EARNED ON INVESTMENTS OF HOLDBACK DEPOSIT

         Exchanging Stockholder hereby acknowledges that, for federal and state income tax purposes, any dividends or other distributions with respect to the Holdback Shares shall be income of the Sellers.

4.       AMENDMENT AND WAIVER

         This Agreement may be amended, modified, supplemented or altered only by a writing duly executed by SDC and Exchanging Stockholder. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any right of further exercise or the exercise of any other right, power or privilege. No waiver of any rights, power or privilege hereunder shall be effective unless set forth in writing, executed by the party against whom the waiver is sought to be enforced.

5.       SEVERABILITY

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

6.       GOVERNING LAW

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, as applied to contracts executed and to be fully performed in such State.

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7.       COUNTERPARTS

         This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


THE SOFTWARE DEVELOPER'S                    INTERNET SECURITY
COMPANY, INC.                               CORPORATION

BY:  /s/ Barry N. Bycoff                    BY:  /s/ Richard Kosinski
   BARRY N. BYCOFF, PRESIDENT                  RICHARD KOSINSKI, PRESIDENT


ISC ACQUISITION CORP.                       EXCHANGING STOCKHOLDER:

By:  /s/ Barry N. Bycoff                      /s/ Richard Kosinski
   BARRY N. BYCOFF, PRESIDENT               RICHARD KOSINSKI, PERSONALLY